UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31,2018

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rutherford House Stephensons Way

Chaddeson, Derby, England DE21 6LY

United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 1332 387100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the STERIS plc (the “Company”) 2018 Annual General Meeting of Shareholders (“Meeting”), held on July 31, 2018, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 84,619,273 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 78,037,913 Ordinary Shares or 92.22% of the outstanding Ordinary Shares of the Company, constituting a quorum.

1.	The nominees named below were re-elected to the Board of Directors, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Richard C. Breeden	74,650,675	772,418	93,725	2,521,095
Cynthia L. Feldmann	74,985,158	358,048	173,612	2,521,095
Dr. Jacqueline B. Kosecoff	74,864,510	551,954	100,354	2,521,095
David B. Lewis	74,285,269	1,067,370	164,179	2,521,095
Sir Duncan K. Nichol	73,754,806	1,573,602	188,410	2,521,095
Walter M Rosebrough, Jr.	75,359,215	33,529	124,074	2,521,095
Dr. Nirav R. Shah	75,262,252	65,824	188,742	2,521,095
Dr. Mohsen M. Sohi	74,820,235	480,013	216,570	2,521,095
Dr. Richard M. Steeves	74,995,274	318,224	203,320	2,521,095
Loyal W. Wilson	74,951,915	449,991	114,912	2,521,095
Dr. Michael B. Wood	75,007,332	308,689	200,797	2,521,095

2.	The results of a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2019 were as follows:

Votes for	75,641,949
Votes against	2,281,592
Abstentions	114,372

3.

The results of a proposal to appoint Ernst & Young LLP as the Company’s U.K. statutory auditor under the Act to hold office until the conclusion of the Company’s next Annual General Meeting were as follows:

Votes for	75,839,382
Votes against	2,084,296
Abstentions	114,235

4.	The results of a proposal to authorize the Directors of the Company or the Audit Committee to determine the remuneration of Ernst & Young LLP as the Company’s U.K. statutory auditor were as follows:

Votes for	76,972,228
Votes against	959,341
Abstentions	106,334

5.

The results of a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 12, 2018, were as follows:

Votes for	73,785,206
Votes against	1,573,621
Abstentions	157,991
Broker non-votes	2,521,095

6.

The results of a proposal to approve, on a non-binding advisory basis, the Directors’ Remuneration Report for the period ended March 31, 2018 contained within the Company’s U.K. annual report and accounts for the year ended March 31, 2018 were as follows:

Votes for	73,889,009
Votes against	1,474,135
Abstentions	153,674
Broker non-votes	2,521,095

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Daniel A. Carestio has been appointed Chief Operating Officer of the Company effective August 1, 2018. Mr. Carestio, age 45, previously served as the Company’s Senior Vice President, Sterilization and Disinfection, a position he assumed in February 2018. From August 2015 to February 2018, he served as Senior Vice President, STERIS Applied Sterilization Technologies and Life Sciences, and from 2011 to August 2015 he served as Vice President, Sales and Marketing for Isomedix Services and General Manager of Life Sciences.

In conjunction with the appointment to his new position, Mr. Carestio will receive a base salary increase of 11% and his incentive compensation target bonus percentage will be increased by an additional fifteen percentage points (prorated for the remainder of FY 2019). He also will receive additional equity awards consisting of stock options and restricted stock valued at $400,000 in aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel & Secretary

Date: August 6, 2018